Exhibit 23.1


INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the Registration Statements on Form S-3 and related Prospectuses (Registration Nos. 333-67516, 333-40812, 333-34942, 333-69047, 333-43795 and 333-67625) of V-ONE Corporation, and on Form
S-8 (Registration Nos. 333-61330, 333-38918, 333-61909, 333-52909 and 333-17749)
of our report dated February 20, 2004, except for Notes 2 and 13, as to which the date is March 19, 2004, with respect to the financial statements and schedule of V-ONE Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                        /s/ Aronson & Company

Rockville, Maryland

March 25, 2004